As filed with the Securities and Exchange Commission on April 8, 2020

Registration No. 333-123081

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM SB-2

on Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InsPro Technologies Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	6411	98-0438502
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1510 Chester Pike, Suite 400

Eddystone, Pennsylvania 19022

(484) 654-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bithindra Bhattacharya

Treasurer

InsPro Technologies Corporation

1510 Chester Pike, Suite 400

Eddystone, Pennsylvania 19022

(484) 654-2200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Valérie Demont

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

DEREGISTRATION OF UNSOLD SECURITIES

On January 30, 2020, InsPro Technologies Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Majesco, a California corporation (the “Buyer”), and Majesco Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”). On March 30, 2020, the Merger Agreement was approved by the requisite vote of the Company’s stockholders at a special meeting of stockholders. Pursuant to the terms of the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity after the merger, was consummated (the “Merger”) on April 1, 2020. As a result of the Merger, the Company is now a wholly-owned subsidiary of the Buyer.

This Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form SB-2 (Registration No. 333-123081), initially filed by Health Benefits Direct Corporation, a Delaware corporation, as predecessor issuer to the Company, with the Securities and Exchange Commission on March 2, 2005 and amended by Amendment No. 1 on April 20, 2005, Amendment No. 2 on May 9, 2005, and Amendment No. 3 on May 27, 2005 (the “Registration Statement”), hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold as of the date this Post-Effective Amendment No. 1 on Form S-1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Eddystone, Commonwealth of Pennsylvania, on April 8, 2020.

InsPro Technologies Corporation

By:	/s/ Bithindra Bhattacharya
Name:	Bithindra Bhattacharya
Title:	Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manish Shah	President	April 8, 2020
Manish Shah	(Principal Executive Officer)

/s/ Bithindra Bhattacharya	Treasurer	April 8, 2020
Bithindra Bhattacharya	(Principal Financial Officer)

/s/ Wayne Locke	Director	April 8, 2020
Wayne Locke

/s/ James Miller	Director	April 8, 2020
James Miller

/s/ Mallinath Sengupta	Director	April 8, 2020
Mallinath Sengupta

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